Exhibit 99.1

PetroShare Corp. Executes Agreement to Acquire Approximately 5,900 Gross (1,465 Net) Acres in the DJ Basin and Announces its Participation in Upcoming Investor Conferences

Englewood, CO—(February 28, 2017) -  PetroShare Corp. (OTCQB: PRHR) today announced it has entered into a Purchase and Sale Agreement with an independent third party seller to acquire oil and gas leases totaling approximately 5,879 gross (2,930 net) acres, with an average net revenue interest of 84%, located in Weld and Adams Counties, Colorado. The total purchase price for the leases and associated assets is $2.582 Million. The Company’s strategic partner and lender, Providence Energy Operators, LLC, has agreed to purchase a 50% interest in the assets, reducing the Company’s interest in the Agreement to 1,465 net acres.  The Company will pay approximately $460,000 in cash and issue 450,000 shares of its common stock to the seller for its 50% share of the acquisition.

The Agreement covers approximately 1,171 net acres located in the Northeastern core of the Wattenberg Field in Weld County. The Company believes these leases have the potential for between 20 and 30 gross Niobrara and Codell standard and extended length horizontal wells.  The remaining 1,759 net acres covered by the Agreement are located in Adams County in the Southeastern portion of the DJ Basin, where the Company has been actively expanding its footprint since entering the basin in 2015.  Upon closing, the Company will have an interest in nearly 10,000 net acres across the play.

The Purchase and Sale Agreement has an effective date of January 1, 2017 and the Company expects to close the transaction in late March 2017, subject to conducting customary due diligence.

Upcoming Investor Conferences

Members of PetroShare’s senior management will participate in the following hosted investor events::

Enercom Dallas 2017

March 1-2, 2017 at the Tower Club, Dallas, TX

The ROTH Conference

March 12-15, 2017 at the Ritz Carlton Laguna Niguel, Dana Point, CA

Scotia Howard Weil 2017 Energy Conference

March 26-29, 2017 at the Roosevelt New Orleans Hotel, New Orleans, LA

Presentations provided in conjunction with these events will be available on PetroShare’s website at www.petrosharecorp.com . Please refer to the respective conference hosts’ websites for specific presentation dates and attendees

About PetroShare Corp.

PetroShare Corp. is a domestic oil and natural gas exploration and development company that targets capital deployment opportunities in established unconventional resource plays. Its current focus is in the Niobrara/Codell formations and adjacent oil and gas producing zones in the Rocky Mountain region with specific targets in the Wattenberg field within the DJ Basin of northeast Colorado. For more information, visit www.PetroShareCorp.com

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this news release, PetroShare’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results. These forward-looking statements include, among others, statements regarding the benefits that PetroShare expects from transactions and plans and objectives of management for future operations. Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, receipt of working capital, actions of third parties over which the Company has no control, the level of success in exploration, development and production activities, possible defects in title to properties, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. PetroShare undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

Investor Relations Contacts

Company
Steve Devanney
303-367-1667
Email: sdevanney@petrosharecorp.com
Web: www.PetroShareCorp.com